News Release
July 20, 2009
Park National Corporation reports second quarter 2009
performance and declares third quarter cash dividend
NEWARK, Ohio — Park National Corporation (Park) (NYSE Amex: PRK) today announced operating results for the three months ended June 30, 2009. Net income available to common shareholders was $19.9 million, a 9.2 percent increase from the $18.2 million net income for the same period in 2008. Second quarter 2009 net income per diluted common share was $1.42, a 9.2 percent increase from second quarter 2008 net income per diluted common share of $1.30.
Net income available to common shareholders for the first half of 2009 (six months ended June 30, 2009) was $39.8 million, a 3.3 percent decrease from the first half of 2008 net income of $41.2 million. Earnings per diluted share for the first half of 2009 were $2.85, down 3.4 percent compared to the first half of 2008 earnings per diluted share of $2.95.
On July 20, 2009, the Park Board of Directors declared a $0.94 per share quarterly cash dividend in respect of Park’s common shares. The dividend is payable on September 10, 2009 to common shareholders of record as of the close of business on August 26, 2009.
Park Chairman C. Daniel DeLawder stated, “The banking industry is challenged by a number of issues, many of which have existed for over a year. However, Park’s Ohio-based banking divisions continue to enjoy solid performance. As a result, our board of directors determined that Park could continue to pay a quarterly cash dividend of $0.94 per common share.” Mr. DeLawder further indicated that the highest priority for Park’s management is to generate sufficient net income to sustain the quarterly dividend at $0.94 per share.
Net income for Park’s Ohio-based banking divisions for the first six months of 2009 was $52.4 million. DeLawder continued, “While Park’s Ohio-based divisions had a record year in 2008 with net income of $95.3 million, the first six months of 2009 have been even better. The strong earnings generated thus far in 2009 are the result of our bankers’ unwavering commitment to the personal style of banking that our friends and neighbors have come to trust.”
Continued growth during second quarter
Park’s commercial and consumer loans increased again during the second quarter. At June 30, 2009, Park had $4,620 million in total loans on its consolidated balance sheet, compared to $4,491 million at December 31, 2008, an annualized growth rate of 5.8 percent. Total loans increased by $59 million during the second quarter of 2009. Additionally, Park enjoyed excellent mortgage loan volume through the six months ended June 30, 2009, with originations of $413 million in fixed rate residential mortgages, compared to $107 million for the same period in 2008 and $162 million for the entire 2008 year. These loans are largely sold in the secondary market, where Park maintains the servicing on these loans. As a result of the mortgage loan volume, pre-tax real estate non-yield loan fee income was $10.1 million for the six months ended June 30, 2009, compared to $4.0 million for the same period in 2008.
Deposit balances also increased during the second quarter of 2009. At June 30, 2009, Park had total deposits of $5,053 million, compared to $4,762 million at year-end 2008, or an annualized growth rate of 12.4 percent. Total deposits increased by $133 million during the second quarter of 2009.
Additional information from the second quarter
During the second quarter, the Federal Deposit Insurance Corporation (FDIC) imposed a five basis point special assessment on each insured depository institution’s assets minus Tier 1 capital as of June 30, 2009. As a result of this assessment, Park accrued an amount of $3.3 million, payable to the FDIC on September 30, 2009. Additionally, in June 2009, Park completed the sale of $197 million of U.S. Agency mortgage-backed securities, resulting in a pre-tax gain of $7.3 million. Finally, Park continued to proactively address the impact of the current economic environment on its loan portfolio, increasing the allowance for loan losses to $104.8 million at June 30, 2009, up 4.7 percent from $100.1 million at December 31, 2008.
Park National Corporation
50 N. Third Street, Newark, Ohio 43055
www.parknationalcorp.com

News Release
The loan loss provision was $28.1 million for the six months ended June 30, 2009, compared to $22 million for the same period in 2008. Park subsidiary Vision Bank (headquartered in Panama City, Fla.) had a loan loss provision of $18.4 million for the first two quarters of 2009, compared to $16.3 million for the same period in 2008. Park’s Ohio-based banking divisions had a total loan loss provision of $9.7 million for the first two quarters of 2009, compared to $5.7 million for the same period in 2008.
Park’s At-the-Market (ATM) common share offering, announced on May 27, 2009, has resulted in the sale of 183,200 common shares at an average price of $61.18 through the period ended June 30, 2009. Net of all selling and due diligence expenses, the ATM offering has generated additional capital of $10.5 million.
Headquartered in Newark, Ohio, Park National Corporation holds $7.0 billion in total assets (as of June 30, 2009). Park consists of 13 community bank divisions and two specialty finance companies. Park’s Ohio-based banking operations are conducted through Park subsidiary The Park National Bank and its divisions which include Fairfield National Bank, Richland Bank, Century National Bank, First-Knox National Bank, Farmers and Savings Bank, United Bank, Second National Bank, Security National Bank, Unity National Bank and The Park National Bank of Southwest Ohio & Northern Kentucky. Park’s other banking subsidiary is Vision Bank (headquartered in Panama City, Florida), and its Vision Bank Division (of Gulf Shores, Alabama). Park also includes Scope Leasing, Inc. (d.b.a. Scope Aircraft Finance) and Guardian Finance Company.

Complete financial tables are included below.
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Media Contacts: Ellie Hempleman, Marketing Specialist, 740.349.5493 or John Kozak, Chief Financial Officer, 740.349.3792
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This news release contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation: deterioration in the asset value of Park’s loan portfolio may be worse than expected; Park’s ability to execute its business plan successfully and within the expected timeframe; general economic and financial market conditions, and weakening in the economy, specifically, the real estate market and credit market, either national or in the states in which Park and its subsidiaries do business, may be worse than expected which could decrease the demand for loan, deposit and other financial services and increase loan delinquencies and defaults; changes in market rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our consolidated balance sheet; changes in consumer spending, borrowing and saving habits; our liquidity requirements could be adversely affected by changes in our assets and liabilities; our ability to convert our Ohio-based banking divisions into one operating system; competitive factors among financial institutions increase significantly, including product and pricing pressures and our ability to attract, develop and retain qualified bank professionals; the nature, timing and effect of changes in banking regulations or other regulatory or legislative requirements affecting the respective businesses of Park and its subsidiaries, including changes in laws concerning taxes, banking, securities and other aspects of the financial services industry; the effect of fiscal and governmental policies of the United States federal government; demand for loans in the respective market areas served by Park and its subsidiaries, and other risk factors relating to the banking industry as detailed from time to time in Park’s reports filed with the Securities and Exchange Commission including those described in “Item 1A. Risk Factors” of Part I of Park’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and in “Item 1A. Risk Factors” of Part II of Park’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Park does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.
Park National Corporation
50 N. Third Street, Newark, Ohio 43055
www.parknationalcorp.com

PARK NATIONAL CORPORATION
FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)

	THREE MONTHS ENDED			SIX MONTHS ENDED
	JUNE 30,			JUNE 30,
			PERCENT			PERCENT
	2009	2008	CHANGE	2009	2008	CHANGE
INCOME STATEMENT AND RATIOS
NET INTEREST INCOME	$67,994	$64,326	5.70%	$136,227	$125,810	8.28%
PROVISION FOR LOAN LOSSES	15,856	14,569	8.83%	28,143	21,963	28.14%
OTHER INCOME	19,757	18,543	6.55%	38,967	39,582	-1.55%
GAIN ON SALE OF SECURITIES	7,340	587		7,340	896
OTHER EXPENSE	50,151	44,433	12.87%	96,013	87,710	9.47%
INCOME BEFORE TAXES	29,084	24,454	18.93%	58,378	56,615	3.11%
NET INCOME	21,307	18,191	17.13%	42,697	41,169	3.71%
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS (x)	19,866	18,191	9.21%	39,816	41,169	-3.29%
NET INCOME PER COMMON SHARE-BASIC (x)	1.42	1.30	9.23%	2.85	2.95	-3.39%
NET INCOME PER COMMON SHARE-DILUTED (x)	1.42	1.30	9.23%	2.85	2.95	-3.39%
RETURN ON AVERAGE ASSETS (x)	1.13%	1.08%		1.14%	1.25%
RETURN ON AVERAGE COMMON EQUITY (x)	14.11%	12.57%		14.38%	14.28%
CASH DIVIDENDS DECLARED PER COMMON SHARE	0.94	0.94	0.00%	1.88	1.88	0.00%

INCOME STATEMENT AND RATIOS (NON GAAP)
RETURN ON AVERAGE TANGIBLE ASSETS (c)(x)	1.15%	1.11%		1.15%	1.28%
RETURN ON AVERAGE TANGIBLE REALIZED COMMON EQUITY (a)(x)	17.04%	16.80%		17.35%	19.31%

OTHER RATIOS
YIELD ON EARNING ASSETS	5.69%	6.40%		5.79%	6.60%
COST OF PAYING LIABILITIES	1.78%	2.55%		1.81%	2.80%
NET INTEREST MARGIN	4.21%	4.20%		4.24%	4.19%
NET LOAN CHARGE-OFFS	$12,330	$14,372		$23,427	$23,020
NET CHARGE-OFFS AS A PERCENT OF LOANS	1.08%	1.34%		1.03%	1.08%

	June 30,	December 31,	June 30,
	2009	2008	2008
BALANCE SHEET
INVESTMENTS	$1,913,620	$2,059,051	$1,862,357
LOANS	4,620,026	4,491,337	4,366,029
LOAN LOSS RESERVE	104,804	100,088	86,045
GOODWILL AND OTHER INTANGIBLES	83,672	85,545	142,543
TOTAL ASSETS	7,007,610	7,070,720	6,820,233
TOTAL DEPOSITS	5,053,424	4,761,750	4,531,874
BORROWINGS	1,180,688	1,554,754	1,638,175
EQUITY	665,141	642,663	578,113
COMMON EQUITY	569,039	546,942	578,113
TANGIBLE COMMON EQUITY (b)	485,367	461,397	435,570
COMMON BOOK VALUE PER SHARE	40.20	39.15	41.40
TANGIBLE COMMON BOOK VALUE PER SHARE (b)	34.29	33.02	31.19
NONPERFORMING LOANS	206,581	162,357	107,680
NONPERFORMING ASSETS	247,860	188,205	127,300
PAST DUE 90 DAY LOANS AND STILL ACCRUING	4,417	5,421	5,787

RATIOS
LOANS/ASSETS	65.93%	63.52%	64.02%
NONPERFORMING LOANS/LOANS	4.47%	3.61%	2.47%
PAST DUE 90 DAY LOANS/LOANS	0.10%	0.12%	0.13%
LOAN LOSS RESERVE/LOANS	2.27%	2.23%	1.97%
TOTAL EQUITY/ASSETS	9.49%	9.09%	8.48%
COMMON EQUITY/ASSETS	8.12%	7.74%	8.48%
TANGIBLE COMMON EQUITY/TANGIBLE ASSETS (d)	7.01%	6.61%	6.52%

(x)	Reported measure excludes the impact of the preferred stock issued to the U.S. Treasury under the Capital Purchase Program and uses net income available to common shareholders.

(a)	Net Income available to common shareholders for each period divided by average tangible realized common equity during the period. Average tangible realized common equity equals average stockholders’ equity during the applicable period less (i) average goodwill and other intangibles during the period, (ii) average accumulated other comprehensive income, net of taxes, during the period, and (iii) average preferred stock.
RECONCILIATION OF AVERAGE STOCKHOLDERS’ EQUITY TO AVERAGE TANGIBLE REALIZED COMMON EQUITY:

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2009	2008	2009	2008

AVERAGE STOCKHOLDERS’ EQUITY	660,837	582,015	654,381	579,961
Less: Average preferred stock	95,992	—	95,897	—
Average goodwill and other intangibles	84,199	143,117	84,668	143,618
Average accumulated other comprehensive income, net of taxes	13,088	3,354	11,054	5,330

AVERAGE TANGIBLE REALIZED COMMON EQUITY	467,558	435,544	462,762	431,013

(b)	Tangible common book value per share equals ending stockholders’ equity less preferred stock and goodwill and other intangibles at the end of the period, divided by actual common shares outstanding at the end of the period.
RECONCILIATION OF STOCKHOLDERS’ EQUITY TO TANGIBLE COMMON EQUITY:

	June 30,	December 31,	June 30,
	2009	2008	2008
STOCKHOLDERS’ EQUITY	665,141	642,663	578,113
Less: Preferred stock	96,102	95,721	—
Goodwill and other intangibles	83,672	85,545	142,543

TANGIBLE COMMON EQUITY	485,367	461,397	435,570

(c)	Net income available to common shareholders divided by average tangible assets. Average tangible assets equals average assets less goodwill and other intangibles.
RECONCILIATION OF AVERAGE ASSETS TO AVERAGE TANGIBLE ASSETS

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2009	2008	2009	2008

AVERAGE ASSETS	7,030,456	6,751,058	7,045,010	6,622,761
Less average goodwill and other intangibles	84,199	143,117	84,668	143,618

AVERAGE TANGIBLE ASSETS	6,946,257	6,607,941	6,960,342	6,479,143

(d)	Tangible common equity divided by tangible assets. Tangible assets equals total assets less goodwill and other intangibles.
RECONCILIATION OF TOTAL ASSETS TO TANGIBLE ASSETS:

	June 30,	December 31,	June 30,
	2009	2008	2008

TOTAL ASSETS	7,007,610	7,070,720	6,820,233
Less: Goodwill and other intangibles	83,672	85,545	142,543

TANGIBLE ASSETS	6,923,938	6,985,175	6,677,690

PARK NATIONAL CORPORATION
Consolidated Statements of Income
(dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Interest income:
Interest and fees on loans	$68,496	$74,932	$137,584	$153,942
Interest on:
Obligations of U.S. Government, its agencies and other securities	23,201	22,629	47,029	43,334
Obligations of states and political subdivisions	393	565	815	1,219
Other interest income	2	75	29	174

Total interest income	92,092	98,201	185,457	198,669

Interest expense:
Interest on deposits:
Demand and savings deposits	2,809	5,335	5,714	12,693
Time deposits	13,800	16,618	28,174	35,817
Interest on borrowings	7,489	11,922	15,342	24,349

Total interest expense	24,098	33,875	49,230	72,859

Net interest income	67,994	64,326	136,227	125,810

Provision for loan losses	15,856	14,569	28,143	21,963

Net interest income after provision for loan losses	52,138	49,757	108,084	103,847

Other income	19,757	18,543	38,967	39,582

Gain on sale of securities	7,340	587	7,340	896

Other expense:
Salaries and employee benefits	25,334	24,486	50,821	49,157
Occupancy expense	2,882	2,883	6,040	5,908
Furniture and equipment expense	2,498	2,576	4,876	4,893
Other expense	19,437	14,488	34,276	27,752

Total other expense	50,151	44,433	96,013	87,710

Income before income taxes	29,084	24,454	58,378	56,615

Income taxes	7,777	6,263	15,681	15,446

Net income	$21,307	$18,191	$42,697	$41,169

Preferred stock dividends	1,441	—	2,881	—

Net income available to common shareholders	$19,866	$18,191	$39,816	$41,169

Per Common Share:

Net income — basic	$1.42	$1.30	$2.85	$2.95
Net income — diluted	$1.42	$1.30	$2.85	$2.95

Weighted average shares — basic	14,001,608	13,964,561	13,986,664	13,964,567
Weighted average shares — diluted	14,001,608	13,964,561	13,986,664	13,964,567

PARK NATIONAL CORPORATION
Consolidated Balance Sheets
(dollars in thousands, except share data)

	June 30,
	2009	2008

Assets

Cash and due from banks	$107,053	$184,259
Money market instruments	23,960	10,326
Investment securities	1,913,620	1,862,357

Loans	4,620,026	4,366,029
Allowance for loan losses	104,804	86,045

Loans, net	4,515,222	4,279,984

Bank premises and equipment, net	67,254	70,074
Goodwill and other intangibles	83,672	142,543
Other assets	296,829	270,690

Total assets	$7,007,610	$6,820,233

Liabilities and Stockholders’ Equity

Deposits:
Noninterest bearing	$812,959	$764,405
Interest bearing	4,240,465	3,767,469

Total deposits	5,053,424	4,531,874

Borrowings	1,180,688	1,638,175
Other liabilities	108,357	72,071

Total liabilities	6,342,469	6,242,120

Stockholders’ Equity:
Preferred Stock (200,000 shares authorized in 2009 and -0- in 2008; 100,000 shares issued in 2009 and -0- in 2008)	96,102	—
Common stock (No par value; 20,000,000 shares authorized in 2009 and 2008; 16,151,132 shares issued in 2009 and 16,151,177 in 2008)	301,209	301,212
Common stock warrants	4,297	—
Accumulated other comprehensive income (loss), net of taxes	8,612	(7,502)
Retained earnings	446,028	492,507
Treasury stock (1,996,224 shares in 2009 and 2,186,624 shares in 2008)	(191,107)	(208,104)

Total stockholders’ equity	665,141	578,113

Total liabilities and stockholders’ equity	$7,007,610	$6,820,233

PARK NATIONAL CORPORATION
Consolidated Average Balance Sheets
(dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Assets

Cash and due from banks	$98,026	$147,698	$113,032	$144,633
Money market instruments	21,221	14,695	22,477	13,098
Investment securities	1,974,176	1,873,568	1,996,788	1,796,447

Loans	4,585,406	4,311,989	4,567,459	4,270,706
Allowance for loan losses	100,198	84,577	100,325	85,925

Loans, net	4,485,208	4,227,412	4,467,134	4,184,781

Bank premises and equipment, net	68,076	69,170	68,213	69,094
Goodwill and other intangibles	84,199	143,117	84,668	143,618
Other assets	299,550	275,398	292,698	271,090

Total assets	$7,030,456	$6,751,058	$7,045,010	$6,622,761

Liabilities and Stockholders’ Equity

Deposits:
Noninterest bearing	$824,841	$738,518	$799,319	$721,568
Interest bearing	4,185,578	3,767,366	4,120,986	3,767,713

Total deposits	5,010,419	4,505,884	4,920,305	4,489,281

Borrowings	1,248,571	1,570,201	1,359,010	1,456,902
Other liabilities	110,629	92,958	111,314	96,617

Total liabilities	6,369,619	6,169,043	6,390,629	6,042,800

Stockholders’ Equity:
Preferred stock	95,992	—	95,897	—
Common stock	301,209	301,212	301,210	301,213
Common stock warrants	4,297	—	4,297	—
Accumulated other comprehensive income, net of taxes	13,088	3,354	11,054	5,330
Retained earnings	451,245	485,553	448,245	481,522
Treasury stock	(204,994)	(208,104)	(206,322)	(208,104)

Total stockholders’ equity	660,837	582,015	654,381	579,961

Total liabilities and stockholders’ equity	$7,030,456	$6,751,058	$7,045,010	$6,622,761